UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2017

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On April 26, 2017, Solitario Exploration & Royalty Corp. (“Solitario”) and Zazu Metals Corporation entered into an arrangement agreement (the “Arrangement Agreement”) pursuant to which Solitario will acquire all of the issued and outstanding common shares of Zazu. The principal asset of Zazu is the Lik deposit in Alaska, USA.

Arrangement Agreement

The acquisition is structured as a Plan of Arrangement (the “Arrangement”) under the Canada Business Corporations Act (British Columbia) and is subject to approval by the Ontario Superior Court of Justice (the “Court”).  Under the terms of the Agreement, each issued and outstanding Zazu common share will be converted into the right to receive 0.3572 of a share of common stock of Solitario (the "Exchange Ratio"). Following the completion of the Arrangement, it is expected that the current shareholders of Zazu will own approximately 34% of Solitario’s issued and outstanding common stock, and current Solitario shareholders are expected to hold the remaining 66%. As part of the Arrangement, existing Zazu option holders will receive options to purchase Solitario common stock, with each current Zazu option converted at the Exchange Ratio and existing price of the Zazu options adjusted for the Exchange Ratio (the “Exchange Options”). Issuance of the Exchange Options will be conditioned on the completion of the Arrangement and Solitario shareholder approval of any requisite amendments of the 2013 Solitario Exploration & Royalty Corp. Omnibus Stock and Incentive Plan. All Exchange Options will be fully vested on grant and have an expiration date of no more than 18 months from the date of grant.

The Arrangement was unanimously approved by the board of directors of both Solitario and Zazu.

The Arrangement will be carried out by way of a court-approved plan of arrangement and will require the approval by Zazu Shareholders. Zazu directors, officers and certain significant shareholders representing a total of approximately 47% of the issued and outstanding Zazu common shares have entered into voting and support agreements with Solitario agreeing to vote in favor of the Arrangement.

The Arrangement also requires the approval by Solitario shareholders of the issuance of Solitario’s common stock to Zazu shareholders. Solitario directors, officers and certain significant shareholders representing approximately 7% of the issued and outstanding shares of Solitario common stock have entered into voting and support agreements with Solitario agreeing to vote in favor of the Arrangement.

The Arrangement Agreement includes customary provisions, including with respect to non-solicitation, a right granted to Solitario to match superior proposals and fiduciary-out provisions, as well as representations, covenants and conditions which are customary for transactions of this nature. In addition, Zazu and Solitario have each agreed to pay a termination fee in the amount of US$0.75 million to the other party upon the occurrence of certain termination events, including if Zazu’s Board of Directors accepts, approves, recommends, or enters into a legally binding agreement that constitutes a “Superior Proposal” or an “Acquisition Proposal” (as defined in the Arrangement Agreement).

Completion of the Arrangement is subject to a number of conditions, including, but not limited to (i) Toronto Stock Exchange and TSX Venture Exchange acceptance; (ii) approvals by both Solitario’s shareholders and Zazu’s shareholders; (iii) approval for listing by the NYSE-MKT of the Solitario common shares issuable to Zazu shareholders; (iv) approval for listing by the NYSE-MKT of Solitario common shares to be made available for potential issuance for Exchange Options; and (v) receipt of a final order from the Court. There can be no assurance that the Arrangement will be completed as proposed or at all. None of the NYSE MKT, the Toronto Stock Exchange nor the TSX Venture Exchange have passed upon the merits of the proposed Arrangement.

The Arrangement Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about Solitario. The representations, warranties and covenants contained in the Arrangement Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Arrangement Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Arrangement Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Shareholders are not third-party beneficiaries under the Arrangement Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Solitario or Zazu or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

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Convertible Debenture Financing

Concurrent with the signing of the Arrangement Agreement, Solitario agreed to provide Zazu interim debt financing through a secured convertible debenture issued by Zazu in the principal amount of US$1.5 million (the "Debenture"). The Debenture is subject to approval of the TSX Venture Exchange. The Debenture is secured by way of a general security and pledge agreement and bears interest at a rate of 5% per annum. If the Arrangement Agreement is terminated prior to the effective date of the Arrangement, all principal amounts outstanding and any interest payable under the Debenture will become payable two years following the issuance of the Debenture. In certain circumstances, the Debenture is convertible at the option of Solitario into Zazu common shares at a price of US$0.22 per Zazu Share. Completion of the interim financing is not contingent on completion of the Arrangement. The funds from the Debenture will be used by Zazu for general corporate purposes prior to the completion of the Arrangement.

The foregoing description of the Agreement and the Debenture is not a complete description of all the parties’ rights and obligations under the Agreement or the Debenture.  The above description is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 hereto and the Debenture, which is filed as Exhibit 4.1 hereto, both of which are incorporated herein by reference.

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Item 3.02	Unregistered Sales of Equity Securities

As described in Item 1.01 of this Current Report, Solitario has agreed in the Arrangement Agreement that, if the Arrangement becomes effective and its acquisition of the issued and outstanding common shares of Zazu is thereby completed, the Company will issue 0.3572 of a share of the Company’s common stock for each issued and outstanding common share of Zazu, or approximately 19,788,183 shares of Solitario’s common stock. If issued, such shares will represent approximately 4% of the total number of shares of common stock of the Company.

Section 3(a)(10) of the Securities Act of 1933, as amended (the "Securities Act"), exempts from the registration requirements under that Act the issuance of securities which have been approved, after a hearing upon the fairness of the terms and conditions on which all persons to whom it is proposed the securities will be issued shall have the right to appear, by any court expressly authorized by law to grant such approval. Under the Arrangement Agreement, Zazu will submit the Arrangement to the Court for interim order permitting notice to all persons to which the shares of Solitario’s common stock will potentially be issuable. Following the requisite approval by the Zazu shareholders and a hearing at which such persons will have the right to appear, Zazu will seek a final order from the Court as to the fairness of the Arrangement. Such final order is a condition to the consummation of the Arrangement and the issuance of the Solitario’s shares of common stock. Solitario therefore anticipates that, if the Arrangement becomes effective under the terms and conditions described in the Arrangement (including the receipt of such final order from the Court), the issuance of the approximately 19,788,183shares of Solitario’s common stock to the Zazu shareholders will be exempt from the registration requirements under the Securities Act pursuant to Section 3(a)(10) thereof.

Item 9.01.Financial Statements and Exhibits.

(d)List of Exhibits

Exhibit Number	Description

2.1	Arrangement Agreement and Plan of Arrangement dated April 26, 2017, among Solitario Exploration & Royalty Corp. and Zazu Metals Corporation
4.1	Convertible Secured $1.5 million Debenture Agreement dated April 26, 2017 between Solitario Exploration & Royalty Corp. and Zazu Metals Corporation

Additional Information About the Arrangement

In connection with the Arrangement, Solitario intends to seek approval from its shareholders at a meeting of shareholders to, among other things, issue shares of its common stock to the shareholders of Zazu to effect the Arrangement, as required by the rules of the NYSE MKT and the Toronto Stock Exchange. Solitario intends to file a preliminary proxy statement and a definitive proxy statement with the SEC to seek such approval. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE ARRANGEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ARRANGEMENT AND THE PARTIES THERETO.

The definitive proxy statement will be mailed to Solitario’s shareholders seeking, among other things, their approval to issue shares to effect the Arrangement. Solitario’s shareholders may also obtain a copy of the definitive proxy statement free of charge once it is available by directing a request to: Solitario Exploration & Royalty Corp. Attn: Corporate Secretary, 4251 Kipling St. Suite 390, Wheat Ridge, CO 80033, (303) 534-1030.

Solitario and its respective directors, executive officers and other members of management, under SEC rules, may be deemed to be participants in the solicitation of proxies in connection with the Arrangement. Information regarding the names, affiliations and interests of certain of Solitario’s executive officers and directors in the solicitation will be available in the preliminary proxy statement and definitive proxy statement relating to the Arrangement to be filed with the SEC. Information about Solitario’s executive officers and directors is also available in Solitario’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

May 1, 2017

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer